Jury renders verdict in favor of GameTech International, Inc. in lawsuit against Trend Gaming Systems, LLC

On November 12, 2009, a jury rendered a verdict in favor of GameTech International, Inc. and against Trend Gaming Systems, LLC, in a case tried before the United States District Court for the District of Arizona.  The jury awarded GameTech $38,697 and $782,641 on its two claims against Trend.  The Ninth Circuit Court of Appeals had previously ruled that GameTech is entitled to pre-judgment interest on the later figure, which represents funds that Trend had improperly withheld from GameTech in August and September of 2002. The final award of damages, however, is subject to court approval and entry of a judgment.  GameTech also plans to petition the court for an award of legal fees and costs.

The lawsuit, first filed by GameTech in March of 2001, concerned an agreement between GameTech and Trend for the distribution of GameTech’s products in the state of Texas.  GameTech initially sought a declaratory judgment that it was not in breach of its agreement with Trend, and later sought damages on claims that Trend had breached the distribution agreement and wrongfully withheld funds that were owed to GameTech.  Trend asserted counterclaims against GameTech, alleging that GameTech had breached its contractual obligations and wrongfully terminated the distribution agreement.

According to GameTech's attorney, E. Jeffrey Walsh of Greenberg Traurig LLP, the jury rejected Trend Gaming System's claim that GameTech had wrongfully terminated for cause the parties' distribution agreement in August of 2002, rejected Trend's other claims that GameTech had breached that agreement at earlier points in time, and instead awarded GameTech with contract damages for Trend's willful and deliberate breach that, with accrued interest, will exceed $1,350,000 before assessment of attorney's fees and costs.  "This verdict comes after years of expensive litigation, and follows a retrial in which GameTech was finally able to tell the full story of Trend's and its managing member Steven Hieronymus' 2002 plan to wrongfully divest GameTech of its hard-won business in Texas, just as Mr. Hieronymus, acting through a related company, had done to GameTech in Virginia," Walsh said.  "The jury understood that a contract is a contract, that a distributor cannot decide to willfully disregard its contract obligations when it finds it advantageous to do so, and that a manufacturer has the right to terminate a distributor contract for cause when the distributor refuses to cure its defaults after notice.  The jury also considered and wisely rejected Trend's contention that GameTech was violating the Texas Bingo Enabling Act by enforcing its rights under the distribution agreement, including the right to recover its wholesale price from the distributor.  The jury's verdict for GameTech means that all of GameTech's actions with regard to Trend's misconduct were in strict compliance with that law. "

"The jury's verdict is gratifying," said Jay Meilstrup, GameTech's President and Chief Executive Officer. "It validates our position that GameTech properly terminated its relationship with Trend Gaming Systems and that Trend did not fulfill its contractual obligations.  We are very pleased with the outcome of this trial, which will allow us to put the matter behind us as we continue to execute our strategies for the long-term success of our business.”

About GameTech International, Inc.
GameTech International, Inc. is in the business of designing, manufacturing, and marketing computerized bingo and gaming equipment, systems, and services. Under the GameTech® product brand the company provides electronic bingo systems and equipment, and is an innovator in advanced wireless gaming applications and devices. Under the Summit Gaming™ product brand the Company provides video lottery terminal devices, Class III gaming machines, and related software and content. GameTech International, Inc. serves customers in 43 U.S. States, Canada, Japan, Mexico, Norway, Philippines, and the United Kingdom. The company was incorporated in 1994 and is headquartered in Reno, Nevada.

Statements in this press release that are not historical facts are intended to be forward-looking statements subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. GameTech cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include risks associated with doing business in a regulated industry, our ability to retain customers and secure new customers, risks associated with rapid technological change, and those disclosed in documents filed by the Company with the Securities and Exchange Commission, including the Company's most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. GameTech does not intend, and undertakes no obligation, to update our forward-looking statements to reflect future events or circumstances.